CONSULTING AGREEMENT

Agreement made this __15__ day of _October_, 2008 between Winsonic Digital Media Group Ltd. ("Winsonic") and Jumpstart Marketing, Inc. ("Jumpstart").

Representation: By acceptance of this agreement, Jumpstart will act as a consultant to Winsonic (and Winsonic affiliates) assisting with the procurement of digital catalog content databases enabling Winsonic to market downloadable or streaming music, software, video games, movies, tv shows, etc. to the consumer and commercial market.

Responsibility of Representation:

- Jumpstart will use its relationships and expertise to introduce Winsonic to digital catalog content providers and generate licensing and distribution agreements between the content provider and Winsonic.

Compensation:

- Winsonic agrees to pay Jumpstart commission rate of 5% of gross sales of all downloaded or streaming content provided by Jumpstart content deals through the Winsonic network (and Winsonic affiliates).
- Winsonic agrees to pay Jumpstart a minimum non refundable monthly retainer of $5,000 for services. $2,500 can be reconciled monthly against above 5% commission payments to Jumpstart as a guaranteed non-recourse draw.
- Winsonic shall provide a monthly statement of sales generated by Jumpstart content deals. If above sales are higher than $50,000 in the month, Winsonic shall pay Jumpstart commission based on the $2,500 draw and the difference of the 5% sales over the $50,000.
- Commissions and fees are to be paid on the 15th day of the month for the preceding month's sales and services. **Checks are mailed to**: Jumpstart Marketing, Inc. 10 Castle Ct. Woodbury, NY 11797.

Term/Termination: This Agreement shall continue in full force and effect for a period of 1 year from the date of this Agreement and shall automatically renew yearly unless and until the relationship between Winsonic and Jumpstart are terminated. Either party may terminate this agreement with 60 days notice prior to the end of each term or for just cause; however Jumpstart is entitled to all commissions during the term on the contract, except if terminated for cause.

Accepted on this 15 day of October 2008, on behalf of;

Richard Cotler	Winston D. Johnson
President	CEO
Jumpstart Marketing, Inc.	Winsonic Digital Media Group Ltd.

CONSULTING AGREEMENT

Agreement made this __15__ day of _October_, 2008 between Winsonic Digital Media Group Ltd. ("Winsonic") and Jumpstart Marketing, Inc. ("Jumpstart").

Representation: By acceptance of this agreement, Jumpstart will act as a consultant to Winsonic (and Winsonic affiliates) assisting with the procurement of digital catalog content databases enabling Winsonic to market downloadable or streaming music, software, video games, movies, tv shows, etc. to the consumer and commercial market.

Responsibility of Representation:

- Jumpstart will use its relationships and expertise to introduce Winsonic to digital catalog content providers and generate licensing and distribution agreements between the content provider and Winsonic.

Compensation:

- Winsonic agrees to pay Jumpstart commission rate of 5% of gross sales of all downloaded or streaming content provided by Jumpstart content deals through the Winsonic network (and Winsonic affiliates).
- Winsonic agrees to pay Jumpstart a minimum non refundable monthly retainer of $5,000 for services. $2,500 can be reconciled monthly against above 5% commission payments to Jumpstart as a guaranteed non-recourse draw.
- Winsonic shall provide a monthly statement of sales generated by Jumpstart content deals. If above sales are higher than $50,000 in the month, Winsonic shall pay Jumpstart commission based on the $2,500 draw and the difference of the 5% sales over the $50,000.
- Commissions and fees are to be paid on the 15th day of the month for the preceding month's sales and services. **Checks are mailed to**: Jumpstart Marketing, Inc. 10 Castle Ct. Woodbury, NY 11797.

Term/Termination: This Agreement shall continue in full force and effect for a period of 1 year from the date of this Agreement and shall automatically renew yearly unless and until the relationship between Winsonic and Jumpstart are terminated. Either party may terminate this agreement with 60 days notice prior to the end of each term or for just cause; however Jumpstart is entitled to all commissions during the term on the contract, except if terminated for cause.

Accepted on this 15 day of October 2008, on behalf of;

Richard Cotler	Winston D. Johnson
President	CEO
Jumpstart Marketing, Inc.	Winsonic Digital Media Group Ltd.

MUTUAL CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement is effective as of October 3, 2008 and is made by and between Jumpstart Marketing, Inc. and Winsonic as well as all subsidiaries (hereinafter these entities collectively and individually are referred to as "Parties" to this Agreement).

WHEREAS, the Parties acknowledge that certain Confidential Information may be disclosed between them, therefore, the parties agree to the following terms and conditions as follows:

1. Definitions. For the purpose of this Agreement "Confidential Information" means all proprietary information which may include, business contacts, customer lists, business plans, data, reports, marketing concepts and/or information related to the **Solar Industry,** which is disclosed by one Party or its affiliates to the other Party or its affiliates.

Confidential Information subject to all terms shall not include any information that is (i) already known to Recipient at time of disclosure; (ii) is or becomes publicly known through no wrongful act of Recipient, (iii) is communicated by Recipient to a third party with express written consent of the disclosing party, (iv) is lawfully required to be disclosed, provided that, before making such disclosure, the Recipient shall immediately provide written notice to disclosing Party and cooperate in disclosing Parties actions to assure confidential handling of such information.

2. Non-Disclosure. Both Parties hereby agree that any and all Confidential Information obtained from either Party shall be so designated on documentation or correspondence as "Confidential" considered highly confidential and neither Party shall use the confidential information for any other purpose and shall protect the disclosed information by using the same degree of care, but not less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of the confidential information as it uses to protect its own confidential information of a like nature.

3. Non-Circumvention. It is anticipated that during the course of dealings between the Parties, each may reveal to the other certain business contacts, names, client lists, and other information ("Designated Parties") which is the proprietary confidential information of the disclosing Party. The Parties each agree not to circumvent, attempt to circumvent, or permit any other Party or persons on their respective behalf to circumvent each other in any way, manner, or form, regarding any transactions during the term of this Agreement. The Parties agree to notify each other in writing of all inquiries about proposed transactions from a Designated Party of the other, in their respective product lines. Any and all introductions or approaches to either Parties Designated Party shall be made through or with written consent of the disclosing Party subject to the terms of this Agreement. Each shall recognize and acknowledge the other Party as the source of such business opportunity, sales opportunity, marketing strategy, source of product or equipment or the business relationship. No Party shall exploit any such introduction of such Party to a business opportunity, sales opportunity, marketing strategy, source of product equipment or other business relationship without reasonable compensation to the Party providing such introduction. No Party shall circumvent the interests or efforts of the other Party in any exploitation of information provided to such party by the other Party. The terms and conditions of this Agreement shall apply to any existing relationship between the Parties and their Service Providers if disclosing party introduces a product, service, rate, program or any business opportunity currently not known or in use by the receiving party.

4. Remedies. The Parties agree that, in the event of a breach or threatened breach of this Agreement, the offended Party shall be entitled to an injunction in addition to and not in lieu of any other legal or

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equitable relief including money damages. The Parties acknowledge that confidential information is valuable and unique and that disclosure will result in irreparable injury to the disclosing Party. Any dispute arising under, out of, in connection with, or in relation to this Agreement or the breach thereof shall be settled by arbitration in the city of choice of the non-offending Party, in accordance with the Rules of the American Arbitration Association. The Arbitrator(s) award in any such dispute shall be final, non-appealable and binding upon the parties and judgment upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof. In such arbitration the prevailing Party shall be entitled to receive its attorneys' fees and costs, as part of such award.

5. Governing State. This Agreement shall be governed by the Laws of the state of New York. In the event any of the provisions of this Agreement shall for any reason be held invalid or unenforceable, the remaining provisions of the agreement shall remain in full force and effect.

6. Term. This Agreement shall be effective from the last date signed and acknowledged by the Parties below. The term of this Agreement shall commence on the date hereof and continue for three (3) years, unless earlier terminated according to the terms hereof.

JUMPSTART MARKETING, INC.

Signature: ______________________ Date______________

Title: ______________

WINSONIC

Signature: [signature] Date: 10-3-08

Title: Chairman/CEO